Exhibit 99.1

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results

Delivers 28% Sequential Revenue Growth Driven by Advertising Ramp through DT Ignite

Austin, TX – February 13, 2015 – Digital Turbine, Inc. (Nasdaq: APPS), the company empowering operators and Original Equipment Manufacturers (OEMs) around the globe with end-to-end mobile solutions, announced financial results for the fiscal 2015 third quarter ended December 31, 2014.

Recent Highlights:

•	Advertising revenue grew almost 200% to $1.9 million, on a quarterly sequential basis
•	DT Ignite now launched on Samsung Edge, Samsung Note 4, HTC Desire, LG G3 and LG Gpad in the U.S.
•	DT IQ launched across multiple devices on T-Mobile
•	Appia partnership revenue growth accelerating, continuing to leverage advertising relationships
•	Improving trends in Content business; 7% growth (14% in Q2 AUD/US constant currency) driven by highest performing December month year-to-date in Australia
•	Signed multi-year agreement with U.S. Cellular for commercial deployments of DT Ignite and IQ; advertising products to now be deployed with three of top five U.S. operators
•	Closed $2.5 million acquisition of XYO’s app search engine, contextual advertising technologies and staff
•	Cash, cash equivalents and restricted cash balance at $11.6 million on December 31, 2014
•	Holding stockholder vote on Appia merger at March 5th Annual Stockholder Meeting

Revenue1 for the fiscal 2015 third quarter, comprised principally of sales of DT Content, DT Pay and DT Ignite, increased 28% to $7.0 million, compared with $5.5 million for the fiscal 2015 second quarter. The impact of foreign exchange was $0.4 million resulting in revenue1 growth of 35% to $7.4 million on a constant currency basis.

“During the fiscal 2015 third quarter, our Advertising sales momentum continued to accelerate month to month driving a 28% sequential revenue increase for the quarter. Primarily resulting from growth in advertising revenue from just one successful device among several deployments, this performance further validates Ignite’s model and demonstrates its scalability and growth potential when rolled out across multiple incremental devices,” said Bill Stone, CEO of Digital Turbine. “Carriers’ plans call for DT Ignite to be launched on an increasing number of Android devices in the coming months. Additionally, our close partnership with Appia continues with strong success and Appia’s core business continues to accelerate quarter by quarter. We are working diligently to close the merger after our stockholder vote in the next few weeks. Finally, our Content businesses turned the corner, recording sequential revenue growth in the quarter.”

1Digital Turbine's divestiture of Twistbox Entertainment in the fiscal 2014 fourth quarter is reflected as discontinued operations. All periods presented have been revised to reflect this presentation. Unless otherwise noted, all discussions in this press release relate to continuing operations

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results February 13, 2015 Page 2 of 9

Mr. Stone continued, “Our quarterly performance, coupled with continued strong demand for Ignite by new carrier customers, is exciting and reinforces our conviction in our long-term growth and the progression of the ramp that we foresee in the exploding marketplace for app-driven advertising and publishing. In anticipation of the upcoming Appia stockholder vote on March 5th, we are finalizing our fiscal 2016 planning. At the transaction’s close, we will revisit our fiscal 2016 outlook on a combined basis and look forward to updating our investors shortly thereafter.”

Gross profit grew to $2.0 million for the third quarter of fiscal 2015, versus $1.8 million for the second quarter of fiscal 2015. The increase was primarily related to increased advertising and content sales. Non-GAAP adjusted gross profit and non-GAAP adjusted gross margin, excluding the amortization of intangibles, improved to $2.4 million and approximately 34%, respectively, for the fiscal 2015 third quarter, compared with $2.1 million and approximately 39%, respectively, for the second quarter of fiscal 2015. The decrease in non-GAAP adjusted gross margin was primarily related to a shift in mix in the Content business from DT Content to DT Pay.

Total operating expenses for the fiscal 2015 third quarter were $7.4 million, compared with $6.4 million, for the second quarter of fiscal 2015. The increase was related to costs associated with a new office in Germany associated with the XYO acquisition of approximately $0.4 million, legal and accounting costs related to the acquisition of XYO and the pending merger with Appia of approximately $1.3 million, as well as costs to support the Company’s product launches with new carrier partners. Total operating expenses for the fiscal 2015 third quarter also included $1.1 million of non-cash items, comprised of depreciation and stock based compensation as well as accruals for bonuses. Total operating expenses for the fiscal 2015 second quarter included $0.1 million of acquisition costs and $1.6 million in other non-cash items, comprised of depreciation and stock based compensation as well as accruals for bonuses.

Net loss from continuing operations, net of incomes taxes, for the fiscal 2015 third quarter was $5.5 million, or ($0.15) per share, based on 37.8 million weighted average shares outstanding. Net loss from continuing operations, net of income taxes, for the fiscal 2015 second quarter was $5.2 million, or ($0.14) per share, based on 37.5 million weighted average shares outstanding.

Non-GAAP adjusted EBITDA loss for the third quarter of fiscal 2015 was $2.6 million, compared to $2.6 million for the second quarter of fiscal 2015. Second quarter 2015 adjusted EBITDA was originally reported as $2.7 million (which previously included acquisition costs). Please see Use of Non-GAAP measures at the end of this press release for an updated definition of adjusted EBITDA which now excludes acquisition costs.

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results February 13, 2015 Page 3 of 9

Cash, cash equivalents and restricted cash totaled $11.6 million at December 31, 2014, compared with $16.9 million at September 30, 2014. During the quarter, the company closed its $2.5 million acquisition of XYO’s app search engine and contextual advertising technologies, with $2.1 million paid to the seller in cash and approximately $0.4 million held back as partial security against potential future indemnification claims. Digital Turbine is debt-free, with a working capital position of $5.9 million at the end of the third quarter of fiscal 2015.

Business Outlook

The Company plans to update its fiscal 2015 business outlook during its conference call today at 9:00 a.m. ET. This discussion may contain material non-public information.

The company plans to update its fiscal 2016 business outlook, including Appia, Inc., and hold a conference call after the close of the Appia merger in early to mid-March. The exact timing of this outlook update and call will be announced separately.

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs and other third parties to enable them to effectively monetize mobile content. The company's products include DT Ignite™, a mobile device management solution with targeted app distribution capabilities, DT IQ™, a customized user experience and app discovery tool, DT Marketplace™, an application and content store, and DT Pay™, a content management and mobile payment solution. Headquartered in Austin, Texas with global offices in Berlin, Singapore, Sydney and Tel Aviv, Digital Turbine's solutions are used by more than 31 million customers each month across more than 20 global operators. For additional information, visit www.digitalturbine.com.

Conference Call

Management will host a conference call, today at 9:00 a.m. ET to discuss its fiscal 2015 third quarter financial results. To participate, interested parties should dial 866-652-5200 in the United States or 412-317-6060 from international locations, conference ID 10060279. A webcast of the conference call will be available at ir.digitalturbine.com.

A playback of the call will be available until February 25, 2015 by dialing 877-344-7529 within the United States or 412-317-0088 from international locations, passcode 10060279.

Use of Non-GAAP Financial Measures

To supplement the company's condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit and gross margin and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results February 13, 2015 Page 4 of 9

Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, fees and expenses related to acquisitions and accruals for one-time and discretionary bonuses. Because adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the company believes that the measures are used by certain investors to assess the company’s financial performance before non-cash charges and certain costs that the company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including projected installation levels of our products and the anticipated closing of the mergerare forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the merger within the expected time period or at all, including due to the failure to obtain stockholder approval, or the failure to satisfy other conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on the Digital Turbine’s or Appia’s relationships with their respective customers, lenders, operating results and businesses generally; material adverse changes in Digital Turbine’s or Appia’s operations or financial results prior to closing; the ability to expand the combined company’s global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA; failure to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion if the merger is consummated; inability to refinance the assumed Appia debt subsequent to the closing or to refinance the debt on favorable terms; unforeseen difficulties preventing rapid integration of Appia’s app-install infrastructure into Digital Turbine’s existing platform; the potential for unforeseen or underestimated cash requirements necessary to enable transaction synergies to be realized; the inherent and deal specific challenges in converting discussions with carriers into actual contractual relationships; product acceptance of a new product such as DT Ignite or DT IQ in a competitive marketplace; device sell through for any specific device or series of devices; the potential for unforeseen or underestimated cash requirements or liabilities; the impact of currency exchange rate fluctuations on our reported GAAP financial statements; the company’s ability as a smaller company to manage international operations; its ability given the company’s limited resources to identify and consummate acquisitions; varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the company’s competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products; changes in economic conditions and market demand; rapid and complex changes occurring in the mobile marketplace; pricing and other activities by competitors , and other risks including those described from time to time in Digital Turbine’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results February 13, 2015 Page 5 of 9

Additional Information and Where to Find It

In connection with the proposed transaction, the company filed with the SEC a definitive proxy statement/final prospectus on February 2, 2015. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO)AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of these documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders may obtain a free copy of the company’s filings with the SEC from the company’s website at www.digitalturbine.com or requested from Digital Turbine by mail at 2811 Cahuenga Boulevard West, Los Angeles, CA 90068, or by directing a request to the company’s investor relations or proxy solicitation firms listed below.

This communication is for information purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

Digital Turbine and its directors and executive officers and certain members of management and employees may be deemed to be participants in the solicitation of proxies from Digital Turbine’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of Digital Turbine may be found in its Form 10-K/A for the fiscal period ended March 31, 2014, which was filed with the SEC on July 29, 2014. Other information regarding the interests of those persons and other persons in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus. You may obtain free copies of this document as described above.

For more information, contact:
Carolyn Capaccio/Monica Chang

LHA

(212) 838-3777/(415) 433-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

(Financial Tables Follow)

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results February 13, 2015 Page 6 of 9

DIGITAL TURBINE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Net revenues	$7,006	$6,809	$18,023	$18,352
Cost of revenues
License fees and revenue share	4,609	4,421	11,720	11,054
Other direct cost of revenues	413	455	1,102	1,314
Total cost of revenues	5,023	4,876	12,823	12,368
Gross profit	1,983	1,933	5,200	5,984
Operating expenses
Product development	1,718	2,039	5,832	6,034
Sales and marketing	485	472	1,989	1,381
General and administrative	5,171	3,110	12,094	10,202
Total operating expenses	7,375	5,621	19,915	17,617
Loss from operations	(5,391)	(3,688)	(14,714)	(11,633)
Interest and other income / (expense)
Interest income / (expense)	5	(4)	(122)	(1,637)
Foreign exchange transaction gain	39	5	32	61
Change in fair value of warrant derivative liabilities loss	-	-	-	(811)
Loss on extinguishment of debt	-	-	-	(442)
Gain / (loss) on settlement of debt	1	27	(9)	60
Gain/ (loss) on disposal of fixed assets	-	(1)	2	1
Gain on change on valuation of long term contingent liability	-	-	-	603
Other expense	(25)	-	(13)	-
Total interest and other income / (expense)	21	27	(110)	(2,165)
Loss from operations before income taxes	(5,369)	(3,661)	(14,825)	(13,798)

Income tax provision	114	7	469	9

Net loss from continuing operations, net of taxes	(5,484)	(3,668)	(15,294)	(13,807)
Loss from operations of discontinued component	-	(508)	-	(2,277)

Net (loss)	$(5,484)	$(4,176)	$(15,294)	$(16,084)

Other comprehensive income / (loss):
Foreign currency translation adjustment	$32	$(63)	$102	$375

Comprehensive loss:	$(5,452)	$(4,239)	$(15,192)	$(15,709)

Basic and diluted net loss per common share	$(0.15)	$(0.13)	$(0.41)	$(0.63)
Continuing operations	$(0.15)	$(0.12)	$(0.41)	$(0.54)
Discontinued operations	$-	$(0.01)	$-	$(0.09)
Net loss	$(0.15)	$(0.13)	$(0.41)	$(0.63)
Weighted average common shares outstanding, basic and diluted	37,799	31,329	37,576	25,544

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results February 13, 2015 Page 7 of 9

DIGITAL TURBINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(unaudited)
	December 31,	March 31,
	2014	2014
ASSETS
Current assets
Cash and cash equivalents	$11,384	$21,805
Restricted cash	200	200
Accounts receivable, net of allowances of $0 and $0, respectively	5,545	5,102
Deposits	96	24
Prepaid expenses and other current assets	366	350
Total current assets	17,592	27,481
Property and equipment, net	414	465
Deferred tax assets	28	3,238
Intangible assets, net	8,004	9,074
Goodwill	7,309	4,837
TOTAL ASSETS	$33,346	$45,095
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,756	$2,943
Accrued license fees and revenue share	3,902	3,395
Accrued compensation	1,883	1,681
Deferred tax liabilities	28	2,987
Other current liabilities	2,111	900
Total current liabilities	11,680	11,906
Long term contingent liability, less discount of $0 and $762, respectively	-	238
Total liabilities	$11,680	$12,144
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 200,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000,000)	100	100
Common stock, $0.0001 par value: 200,000,000 shares authorized; 38,606,885 issued and 37,852,285 outstanding at December 31, 2014; 38,143,028 issued and 37,388,429 outstanding at March 31, 2014;	7	7
Additional paid-in capital	197,330	193,422
Treasury Stock (754,599 shares at December 31, 2014 and March 31, 2014)	(71)	(71)
Accumulated other comprehensive loss	(97)	(199)
Accumulated deficit	(175,603)	(160,308)
Total stockholders' equity	21,666	32,951
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,346	$45,095

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results February 13, 2015 Page 8 of 9

DIGITAL TURBINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands and unaudited)

	9 Months Ended	9 Months Ended
	December 31,	December 31,
	2014	2013
Cash flows from operating activities
Net (loss)/income	$(15,294)	$(16,084)
Adjustments to reconcile net loss to net cash used in operating activities:

Loss on disposal of discontinued operations, net of taxes	-	1,634
Depreciation and amortization	1,168	1,584
Amortization of debt discount	-	186
Interest and PIK interest accrued	-	101
Finance costs	-	1,724
Stock and stock option compensation	2,975	1,354
Stock issued for services	369	2,173
Warrants issued for services	-	406
Stock issued as settlement of debt with a supplier	-	51
Settlement of debt with a supplier	-	182
Revaluation of contingent liability	-	(603)
Increase in fair value of derivative liabilities	-	811

(Increase) / decrease in assets, net of effect of disposal of subsidiary:
Accounts receivable	(443)	(1,506)
Deposits	(73)	439
Deferred tax assets	3,210	-
Prepaid expenses and other current assets	(16)	346
Increase / (decrease) in liabilities, net of effect of disposal of subsidiary:
Accounts payable	438	(443)
Accrued license fees and revenue share	507	3,011
Accrued compensation	202	229
Other liabilities and other items	(1,748)	(2,501)

Net cash used in operating activities	(8,703)	(6,906)

Cash flows from investing activities
Purchase and disposal of property and equipment, net	67	(61)
Settlement of contingent liability	(49)	-
Cash used in acquisition of assets	(2,125)
Cash used in acquisition of subsidiary	-	(1,287)
Cash acquired with acquisition of subsidiary	-	513
Net cash used in investing activities	(2,107)	(835)

Cash flows from financing activities
Repayment of debt obligations	-	(3,657)
Issuance of shares for cash	-	14,924
Warrant exercised	375	-
Net cash provided by financing activities	375	11,267

Effect of exchange rate changes on cash and cash equivalents	14	(19)

Net change in cash and cash equivalents	(10,421)	3,507

Cash and cash equivalents, beginning of period	21,805	1,149

Cash and cash equivalents, end of period	$11,384	$4,656

Supplemental disclosure of cash flow information:

Taxes paid	2	$19

Noncash investing and financing activities:

Supplemental disclosure of non-cash investing and financing activities:

Contingency earn out on acquisition of subsidiary, net of discount	-	$238
Common stock of the Company issued for acquisition of subsidiary	-	$4,449

Digital Turbine Reports Fiscal 2015 Third Quarter Financial Results February 13, 2015 Page 9 of 9

DIGITAL TURBINE, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP and NON-GAAP FINANCIAL MEASURES

(In thousands and unaudited)

GROSS MARGIN TO NON-GAAP GROSS MARGIN

	3 Months Ended	3 Months Ended
	December 31, 2014	September 30, 2014
Revenue	$7,006	$5,462
Gross profit	$1,983	$1,801
Gross margin percentage	28.3%	33.0%
Add back: Amortization of intangibles	$413	$345
Non-GAAP gross profit	$2,396	$2,146
Non-GAAP gross margin percentage	34.2%	39.3%

NET LOSS TO ADJUSTED EBITDA

	3 Months Ended	3 Months Ended
	December 31, 2014	September 30, 2014
Net Loss	$(5,474)	$(5,201)
Add back items:
Stock compensation	1,290	1,161
Bonuses	(217)	386
Acquisition costs - Corporate (APPIA)	1,229	20
Acquisition costs - DT USA (XYO)	71	129
Amortization of intangibles	413	345
Depreciation expense	21	24
Loss on settlement of debt	(1)	-
Interest Income / (Expense)	(5)	131
Other Income / (Expense)	25	(3)
Transaction Gain / (Loss)	(39)	1
Tax Expense	114	427
Adjusted EBITDA	$(2,573)	$(2,580)